Exhibit 99.1

FOR IMMEDIATE RELEASE

FSK Completes Offering of $400,000,000 2.625% Notes Due 2027

PHILADELPHIA AND NEW YORK 2021 – June 17, 2021 – FS KKR Capital Corp. (“FSK”) today announced that it has completed its previously announced offering of $400,000,000 in aggregate principal amount of its 2.625% unsecured notes due 2027 (the “Notes”). RBC Capital Markets, LLC, J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., BMO Capital Markets Corp., MUFG Securities Americas Inc., KKR Capital Markets LLC, ING Financial Markets LLC, Truist Securities, Inc., HSBC Securities (USA) Inc. and Mizuho Securities USA LLC are acting as joint book-running managers for this offering. Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and SG Americas Securities, LLC are acting as joint lead managers for this offering. BNP Paribas Securities Corp., Compass Point Research & Trading, LLC, Credit Suisse Securities (USA) LLC, ICBC Standard Bank Plc, Keefe, Bruyette & Woods, A Stifel Company, R. Seelaus & Co., LLC and U.S. Bancorp Investments, Inc. are acting as co-managers for this offering.

FSK expects to use the net proceeds of this offering for general corporate purposes, including to repay outstanding indebtedness under its financing arrangements.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Other Information

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of FSK before investing. The pricing term sheet dated June 9, 2021, the preliminary prospectus supplement dated June 9, 2021, and the accompanying prospectus dated May 3, 2019, each of which has been filed with the U.S. Securities and Exchange Commission (the “SEC”), contain this and other information about FSK and should be read carefully before investing.

The information in the pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release is not complete and may be changed. The pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release are not offers to sell any securities of FSK and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

FSK’s shelf registration statement is on file and was deemed immediately effective upon filing with the SEC. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents FSK has filed with the SEC for more complete information about FSK and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, FSK, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and accompanying prospectus if you request it from RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10281, Attn: Transaction Management tel: 866-375-6829; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10079, Attn: Investment Grade Syndicate Desk tel: 212-834-4533, fax: 212-834-6081; and SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY 10172, Attn: Debt Capital Markets tel: 888-868-6856, email: prospectus@smbcnikko-si.com.

About FS KKR Capital Corp.

FS KKR Capital Corp. (NYSE: FSK) is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK, which has approximately $15 billion in assets under management as of March 31, 2021.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL, Washington, DC and Leawood, KS.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area, and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

917-338-5074

Media Contact

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com